UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 6, 2016

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway Fishers, Indiana	46037
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01                                  Entry into a Material Definitive Agreement

On May 6, 2016, First Internet Bancorp, an Indiana corporation (the “Company”), and First Internet Bank of Indiana, an Indiana chartered bank and wholly owned subsidiary of the Company (the “Bank”), entered into a Sales Agency Agreement with Sandler O’Neill & Partners, L.P. (the “Agent”) to sell shares (the “ATM Shares”) of the Company’s common stock having an aggregate gross sales price of up to $25,000,000, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

The sales, if any, of the ATM Shares, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Capital Market, or another market for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Agent.  Subject to the terms and conditions of the Sales Agency Agreement, upon its acceptance of written instructions from the Company, the Agent will use its commercially reasonable efforts to sell on the Company’s behalf all of the designated ATM Shares.  The Sales Agency Agreement provides for the Company to pay the Agent a commission of up to 3.0% of the gross sales price per share sold through it as sales agent under the Sales Agency Agreement.  The Company may also sell ATM Shares under the Sales Agency Agreement to the Agent, as principal for its own account, at a price per share agreed upon at the time of sale. Actual sales will depend on a variety of factors to be determined by the Company from time to time.  The Company has no obligation to sell any of the ATM Shares under the Sales Agency Agreement, and may at any time suspend solicitation and offers under the Sales Agency Agreement.

The Sales Agency Agreement contains representations and warranties and covenants that are customary for transactions of this type.  In addition, the Company has agreed to indemnify the Agent against certain liabilities on customary terms.  In the ordinary course of its business, the Agent and/or its affiliates have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with the Company.  The Agent has received, or may receive, customary compensation and expenses.

The Company intends to use the net proceeds, if any, from the ATM Program to support the organic growth of the Bank, the pursuit of strategic acquisition opportunities and other general corporate purposes, which may include, among other things, contributing capital to the Bank, reducing or redeeming existing debt, funding loans and purchasing investment securities through the Bank.

The ATM Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-208748) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated January 4, 2016, and the Prospectus Supplement dated May 6, 2016.

The foregoing description of the Sales Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agency Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Sales Agency Agreement has been included to provide information regarding its terms.  It is not intended to provide any other factual information about the Company.  In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 7.01                                  Regulation FD Disclosure

On May 6, 2016, the Company issued a press release announcing the commencement of the ATM Program.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                  Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
1.1	Sales Agency Agreement, dated as of May 6, 2016, among First Internet Bancorp, First Internet Bank of Indiana and Sandler O’Neill & Partners, L.P.
5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
99.1	Press Release dated May 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 6, 2016

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Sales Agency Agreement, dated as of May 6, 2016, between First Internet Bancorp, First Internet Bank of Indiana and Sandler O’Neill & Partners, L.P.
5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
99.1	Press Release dated May 6, 2016